Exhibit 31.2.1

CERTIFICATIONS UNDER SECTION 302

I, Andrea Kendell, certify that:

1.	I have reviewed this Annual Report on Form 10-K of Myrexis, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: October 29, 2012	/s/ ANDREA KENDELL
Andrea Kendell
Chief Financial Officer (principal accounting and financial officer)